Exhibit 99.1

CBTX, Inc. Declares Quarterly Dividend

HOUSTON, Texas (December 18, 2019) – CBTX, Inc. (Nasdaq: CBTX), the bank holding company for CommunityBank of Texas N.A., today announced that its Board of Directors declared a quarterly cash dividend in the amount of $0.10 per share of common stock. The dividend will be payable on January 15, 2020 to shareholders of record as of the close of business on January 2, 2020.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.5 billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas. Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements  (including future payments of dividends) are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including risks and factors related to our financial performance and results of operations, regulatory risks, interest rate risks and those additional risks and factors set forth from time to time in the documents filed or furnished by CBTX, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and CBTX, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

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Investor Relations:	Media Contact:

Justin M. Long	Ashley Warren
281.325.5013	713.210.7622
investors@CBoTX.com	awarren@CBoTX.com

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